EXHIBIT (99.1)



                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.25 per share, of Griffon Corporation and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.


Date:  October 9, 2008


                                THE GOLDMAN SACHS GROUP, INC.


                                By:/s/ Yvette Kosic
                                   ----------------------------------------
                                Name:  Yvette Kosic
                                Title: Attorney-in-fact



                                GOLDMAN, SACHS & CO.


                                By:/s/ Yvette Kosic
                                   ----------------------------------------
                                Name:  Yvette Kosic
                                Title: Attorney-in-fact



                                GS DIRECT, L.L.C.


                                By:/s/ Yvette Kosic
                                   ----------------------------------------
                                Name:  Yvette Kosic
                                Title: Attorney-in-fact